Exhibit 5.1

Paul Foster Law Offices, PC.

405.329.9101     ●      405.310.4396 Fax     ●     2150 McKown Dr., Norman, OK 73072

September 19, 2018

Bank7 Corp.
1039 N.W. 63rd Street
Oklahoma City, Oklahoma 73116

Re:          Bank7 Corp.
Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special legal counsel to Bank7 Corp., an Oklahoma corporation (“Company”), in connection with the preparation and filing of the Company’s Registration Statement on Form S-1 (Registration No. 333-227010), including any amendments thereto as of the effective date (the “Initial Registration Statement”), which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), registering 3,325,000 shares of the Company’s common stock, par value $0.01 per share, of which up to 2,825,000 shares are being offered by the Company (the “Company Shares”) and 998,750 shares (which includes 498,750 shares subject to the underwriters’ option to purchase additional shares to cover over-allotments) are being offered by certain shareholders of the Company (the “Selling Shareholder Shares” and, collectively, the “Initial Shares”).

On the date hereof, the Company has filed a registration statement supplemental to the Initial Registration Statement pursuant to Rule 462(b) (the “Rule 462(b) Registration Statement” and, together with the Initial Registration Statement, the “Registration Statement”) promulgated under the Act, that incorporates by reference the Initial Registration Statement, which was declared effective on September 19, 2018.  The Rule 462(b) Registration relates to the registration of the offer and sale of up to an additional 75,000 Company Shares (the “Additional Company Shares”) and 11,250 Selling Shareholder Shares subject to the underwriters’ option to purchase additional shares to cover over-allotments (the “Additional Selling Shareholder Shares” and, together with the Initial Shares and the Additional Company Shares, the “Shares”).

pfoster@fgblaw.com           ●          clf@fgblaw.com

Bank7 Corp.
September 19, 2018

In connection with rendering the opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement, (b) the Amended and Restated Certificate of Incorporation of the Company, as amended and restated to date and currently in effect, (c) the Amended and Restated Bylaws of the Company, as amended and restated to date and currently in effect, (d) the Underwriting Agreement in substantially the form filed as Exhibit 1.1 to the Registration Statement, pursuant to which the Shares are to be sold, and (e) certain resolutions of the Board of Directors of the Company pertaining to the opinions set forth below. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination we have assumed without verification, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, the authenticity of the originals of such copies, and the accuracy and completeness of the corporate records made available to us by the Company. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others (oral or written) and of public officials. In addition, we have assumed that the Registration Statement and any amendments thereto, have become effective under the Securities Act.

Based upon and subject to the foregoing, we are of the opinion that (1) the Additional Company Shares, when properly issued, sold, delivered and paid for as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable, and (2) the Additional Selling Shareholder Shares are validly issued, fully paid and nonassessable.

This opinion is based on the laws of the State of Oklahoma and the applicable federal laws of the United States of America, we are licensed members of the Oklahoma Bar Association of the State of Oklahoma, and we express no opinion on the laws of any other jurisdiction. No opinion may be inferred or implied beyond the matters expressly stated herein. This opinion speaks only as of its date.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very Truly Yours,

/s/ Paul Foster Law Offices, P.C.
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